Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-3 No. 333-233434) of ImmunityBio, Inc. for the registration of common stock, preferred stock, warrants, debt securities and units,

(2)     Registration Statement (Form S-4 No. 333-252232) of ImmunityBio, Inc. for the registration of common stock to be issued in connection with the merger with NantCell, Inc. (fka ImmunityBio, Inc., a private company),

(3)     Registration Statement (Form S-8 No. 333-205942) pertaining to the 2014 Equity Incentive Plan and 2015 Equity Incentive Plan,

(4)     Registration Statement (Form S-8 No.333-233082) pertaining to the 2015 Equity Incentive Plan as Amended and Restated, and

(5)     Registration Statement (Form S-8 No. 333-243725) pertaining to the 2015 Equity Incentive Plan as Amended and Restated;

of our report dated April 22, 2021, with respect to the combined consolidated financial statements of ImmunityBio, Inc., as of December 31, 2020 and December 31, 2019 included in this Current Report (Form 8-K/A) of ImmunityBio, Inc.

/s/ Ernst & Young LLP

Los Angeles, California

April 22, 2021